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                                                                      EXHIBIT 25
================================================================================
                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           [_]

                            ----------------------

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)
New York                                       13-5160382
(State of incorporation                        (I.R.S. employer
if not a U.S. national bank)                   identification no.)

One Wall Street, New York, N.Y.                10286
(Address of principal executive offices)       (Zip code)

                             ----------------------

                              JUST FOR FEET, INC.
              (Exact name of obligor as specified in its charter)

Delaware                                       52-2098043
(State or other jurisdiction of                (I.R.S. employer
incorporation or organization)                 identification no.)

                        Table of Additional Registrants

                        -------------------------------

Just For Feet, Inc.                         Delaware  63-0734234
Sneaker Stadium, Inc.                       Delaware  22-3282329
SNKR Holding Corp.                          Delaware  22-3496117
Athletic Attic Marketing, Inc.              Florida   59-1652915
Just For Feet of Texas, Inc.                Alabama   63-110660
Just For Feet of Nevada, Inc.               Nevada    63-1106743
Just For Feet Specialty Stores, Inc.        Michigan  38-2236573

7400 Cahaba Valley Road
Birmingham, Alabama                                   35242
(Address of principal executive offices)              (Zip code)


                                 _____________

                    11% Senior Subordinated Notes, Series B
                      (Title of the indenture securities)

================================================================================
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1.  General information.  Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

----------------------------------------------------------------------------------
               Name                                      Address
----------------------------------------------------------------------------------

    Superintendent of Banks of the State of    2 Rector Street, New York,
    New York                                   N.Y.  10006, and Albany, N.Y. 12203

    Federal Reserve Bank of New York           33 Liberty Plaza, New York,
                                               N.Y.  10045

    Federal Deposit Insurance Corporation      Washington, D.C.  20429

    New York Clearing House Association        New York, New York 10005

    (b) Whether it is authorized to exercise corporate trust powers.

    Yes.

2.  Affiliations with Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

16. List of Exhibits.

    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

    1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

    4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

    6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

                                      -2-
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    7.  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                      -3-
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                                   SIGNATURE

    Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of June, 1999.


                                  THE BANK OF NEW YORK



                                  By: /s/  MARY LAGUMINA
                                      ------------------------------------------
                                      Name:   MARY LAGUMINA
                                      Title:  ASSISTANT VICE PRESIDENT

                                      -4-
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                                                                       EXHIBIT 7

                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS                                                    Dollar Amounts
                                                           In Thousands
Cash and balances due from depository
 institutions:
 Noninterest-bearing balances and currency and              $ 4,508,742
  coin...........................................
 Interest-bearing balances.......................             4,425,071
Securities:
 Held-to-maturity securities.....................               836,304
 Available-for-sale securities...................             4,047,851
Federal funds sold and Securities purchased                   1,743,269
 under agreements to resell......................
Loans and lease financing receivables:
 Loans and leases, net of unearned
 income..........................................            39,349,679
 LESS: Allowance for loan and
 lease losses....................................               603,025
 LESS: Allocated transfer risk
 reserve.........................................                15,906
 Loans and leases, net of unearned income,                   38,730,748
  allowance, and reserve.........................
Trading Assets...................................             1,571,372
Premises and fixed assets (including capitalized                685,674
 leases).........................................
Other real estate owned..........................                10,331
Investments in unconsolidated subsidiaries and                  182,449
 associated companies............................
Customers' liability to this bank on acceptances              1,184,822
 outstanding.....................................
Intangible assets................................             1,129,636
Other assets.....................................             2,632,309
                                                            -----------
Total assets.....................................           $61,688,578
                                                            ===========

                                       5
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LIABILITIES
Deposits:
 In domestic offices.............................           $25,731,036
 Noninterest-bearing.............................            10,252,589
 Interest-bearing................................            15,478,447
 In foreign offices, Edge and Agreement
  subsidiaries, and IBFs.........................            18,756,302
 Noninterest-bearing.............................               111,386
 Interest-bearing................................            18,644,916
Federal funds purchased and Securities sold
 under agreements to repurchase..................             3,276,362
Demand notes issued to the U.S.Treasury..........               230,671
Trading liabilities..............................             1,554,493
Other borrowed money:
 With remaining maturity of one year or less.....             1,154,502
 With remaining maturity of more than one year
  through three years............................                   465
 With remaining maturity of more than three years                31,080
Bank's liability on acceptances executed and
 outstanding.....................................             1,185,364
Subordinated notes and debentures................             1,308,000
Other liabilities................................             2,743,590
                                                            -----------
Total liabilities................................            55,971,865
                                                            ===========

EQUITY CAPITAL
Common stock.....................................             1,135,284
Surplus..........................................               764,443
Undivided profits and capital reserves...........             3,807,697
Net unrealized holding gains (losses) on
 available-for-sale securities...................                44,106
Cumulative foreign currency translation
 adjustments.....................................               (34,817)
Total equity capital.............................             5,716,713
                                                            -----------
Total liabilities and equity capital.............           $61,688,578
                                                            ===========

                                       6

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     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-
named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                        Thomas J. Mastro

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


Thomas A. Reyni
Alan R. Griffith                Directors
Gerald L. Hassell

                                       7